             Exhibit 99.1

VINEYARD NATIONAL BANCORP TO RAISE APPROXIMATELY $15.0 MILLION IN PRIVATE PLACEMENT OF COMMON STOCK

Rancho Cucamonga, CA – December 9, 2004 – Vineyard National Bancorp (the “Company”) (Nasdaq: VNBC), the parent company of Vineyard Bank, today announced that it has entered into agreements with certain independent institutional investors with respect to the sale of an aggregate of $15.0 million of common stock in a private placement. The transaction, which is expected to close on or about December 10, 2004, involves the sale of 483,100 shares of common stock at a purchase price of $31.05 per share. In addition, the Company granted the investors a right to purchase an additional 120,775 shares of common stock at $31.05 per share, or $3.8 million. These rights extend for a period of 90 business days post-effectiveness of the registration statement. The Company intends to use the net proceeds from the placement for general corporate purposes, including support for continued growth in Vineyard Bank. RBC Capital Markets acted as exclusive placement agent for the offering.

Norman Morales, President and Chief Executive Officer of the Company, commented, “Maintaining a strong financial position and strong capital ratios continue to be Vineyard’s commitment in building a successful organization. This transaction will allow us to do so while supporting our continued growth consistent with our strategic business plan. Our placement of the Company’s stock to independent institutional investors in our last capital offering has already increased our liquidity and daily trading volume.”

Neither the shares of common stock, the additional rights, nor the additional shares covered by such additional rights, have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file a registration statement covering the resale of the common stock as well as the common stock which can be acquired upon exercise of the rights. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or rights.

About Vineyard

The Company is a bank holding company headquartered in Rancho Cucamonga, California, and the parent company of Vineyard Bank, also headquartered in Rancho Cucamonga, California. Vineyard Bank operates through nine full-service banking centers in San Bernardino, Riverside and Los Angeles counties of California, and three loan production offices located in Anaheim, San Diego, and Irvine, California. The Company’s common stock is traded on the Nasdaq National Market System under the symbol “VNBC.”

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Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Vineyard National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission are incorporated herein by reference. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include risks relating to the implementation of our business strategy and the management of our growth, changes in the competitive marketplace, changes in the interest rate environment, economic conditions, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Tel: (909) 581-1668; Fax: (951) 278-0041
E-mail address: shareholderinfo@vineyardbank.com

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